Exhibit 3.34

State of Delaware Secretary of State Division of Corporations Delivered 02:33 PM 09/06/2005 FILED 02:33 PM 09/06/2005 SRV 050729172 – 4026165 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is Atlas Pipeline Finance Corporation.

•

Second: Its registered office in the State of Delaware is to be located at 49 Bancroft Mills, Unit P15 Street, in the City of Wilmington County of New Castle Zip Code 19806. The registered agent in charge thereof is Andrew M. Lubin.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000 shares (number of authorized shares) with a par value of $0.01 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name Mark Rosenstein

Mailing Address 1521 Locust Street Philadelphia, PA Zip Code 19102

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts, herein stated are true, and I have accordingly hereunto set my hand this 6th day of September, A.D. 2005.

By:	/s/ Mark Rosenstein
(Incorporator)

NAME:	Mark Rosenstein
(type or print)

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 12/06/2005 FILED 12:00 PM 12/06/2005 SRV 050989240 – 4026165 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

INCORPORATION OF ATLAS PIPELINE FINANCE CORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON SEPTEMBER 6, 2005

ATLAS PIPELINE FINANCE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Atlas Pipeline Finance Corporation.

2.	That a Certificate of Incorporation was filed by the Secretary of State of Delaware on September 6, 2005 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

Article Second contains the incorrect address of the registered agent.

4.	Article Second of the Certificate is corrected to read as follows:

Its registered office in the State of Delaware is to be located at 110 S. Poplar Street, Suite 101, Wilmington, New Castle County, DE 19809.

IN WITNESS WHEREOF, said Atlas Pipeline Finance Corporation has caused this Certificate to be signed by Michael L. Staines, an authorized officer, this 5th day of December, 2005.

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Michael L. Staines
Michael L. Staines, President

LW: 129395.1